CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (File No. 33-76335) (“Registration Statement”) of our report dated December 8, 2006, relating to the financial statements and financial highlights appearing in the October 31, 2006, Annual Report of Putnam Tax Smart Equity Fund, a series of Putnam Tax Smart Funds Trust which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2007

C-1